UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Iron Mountain Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Iron Mountain Incorporated
85 New Hampshire Avenue, Suite 150
Portsmouth, New Hampshire 03801
________________________________

Supplement dated May 5, 2025
To the Proxy Statement dated April 18, 2025
for the virtual Annual Meeting of Stockholders
to be held on Thursday, May 29, 2025, at 9:00 a.m. Eastern Time

The following supplemental disclosures amend the proxy statement of Iron Mountain Incorporated (the “Company”), dated April 18, 2025 and filed with the Securities and Exchange Commission (the “Proxy Statement”), in connection with the solicitation of proxies by the Company’s board of directors for a virtual Annual Meeting of Stockholders to be held on Thursday, May 29, 2025 at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof (the “2025 Annual Meeting”).

Changes to the Proxy Statement

On page 79, under the heading “VOTES REQUIRED,” the description of the vote required for the approval of an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan is amended and restated in its entirety by the following text: “Approval of an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as described in this Proxy Statement, requires the affirmative vote a majority of the votes cast on the proposal.”

On page 30, under the heading “REQUIRED VOTE,” the second and third sentences of the second paragraph thereunder are deleted, and accordingly, the second paragraph is amended and restated in its entirety by the following text: “For the purpose of determining whether a majority of the votes have been cast in favor of the approval of the Plan Amendment, only those cast ‘For’ or ‘Against’ are included, and any abstentions or broker non-votes will not count in making that determination.”

On page 31, under the heading “PURPOSE AND ELIGIBILITY,” the end of the second paragraph thereunder is supplemented, and accordingly, beginning with the last sentence is amended and restated as follows: “At this time, we consider approximately 800 persons eligible to receive Awards pursuant to the 2014 Plan (approximately 791 employees (including 15 officers), 9 non-employee directors, and no consultants or advisors); however, these numbers will vary over time. The basis for participation in the 2014 Plan by any such persons is selection by the Compensation Committee, in its discretion, to receive an Award and become a participant under the 2014 Plan. In selecting persons to receive Awards and become participants, the Compensation Committee will consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Compensation Committee to designate that person to receive an Award in any other year.”

This supplement should be read together with the Proxy Statement, which should be read in its entirety. Except as specifically amended by this supplement, all information in the Proxy Statement remains unchanged. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 29, 2025: This Supplement/Amendment, our Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, and the Annual Report to Stockholders for the year ended December 31, 2024, are available at https://materials.proxyvote.com/46284v.